Exhibit 99.1

Stride Achieves Record Q1 Revenue

RESTON, Va.--(BUSINESS WIRE)--October 24, 2023--Stride, Inc. (NYSE: LRN), one of the nation’s leading technology-based education companies, today announced the results from its first fiscal quarter ended September 30, 2023.

First Quarter Fiscal 2024 Highlights Compared to 2023

  Revenue of $480.2 million, compared with $425.2 million, driven by General Education and Career Learning enrollment strength.
  Income from operations of $3.3 million, compared with loss from operations of $28.7 million.
  Net income of $4.9 million, compared with net loss of $22.7 million.
  Diluted net income per share of $0.11, compared with diluted net loss per share of $0.54.
  Adjusted operating income of $14.8 million, compared with adjusted operating loss of $19.9 million. (1)
  Adjusted EBITDA of $39.8 million, compared with $3.0 million. (1)

First Quarter Fiscal 2024 Summary Financial Metrics

	Three Months Ended September 30,		Change 2023/2022
	2023	2022	$	%
	(In thousands, except percentages and per share data)
Revenues	$480,181	$425,150	$55,031	12.9%

Income from operations	3,320	(28,719)	32,039	NM
Adjusted operating income (1)	14,761	(19,920)	34,681	NM

Net income	4,878	(22,672)	27,550	NM
Net income per share, diluted	0.11	(0.54)	0.65	NM

EBITDA (1)	31,337	(2,468)	33,805	NM
Adjusted EBITDA (1)	39,763	3,042	36,721	NM
(1)

To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we also present non-GAAP financial measures including adjusted operating income (loss), EBITDA and adjusted EBITDA. Management believes that these additional metrics provide useful information to investors relating to our financial performance. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Revenue and Enrollment Data

Revenue

The following table sets forth the Company’s revenues for the periods indicated:

	Three Months Ended
	September 30,		Change 2023 / 2022
	2023	2022	$	%
	(In thousands, except percentages)

General Education	$299,338	$271,658	$27,680	10.2%
Career Learning
Middle - High School	150,974	125,535	25,439	20.3%
Adult	29,869	27,957	1,912	6.8%
Total Career Learning	180,843	153,492	27,351	17.8%
Total Revenues	$480,181	$425,150	$55,031	12.9%

Enrollment Data

The following table sets forth enrollment data for students in our General Education and Career Learning lines of revenue. Enrollments for General Education and Career Learning only include those students in full service public or private programs where Stride provides a combination of curriculum, technology, instructional and support services inclusive of administrative support.

	Three Months Ended		Change
	September 30,		2023 / 2022
	2023	2022	#	%
	(In thousands, except percentages)

General Education (1)	117.6	112.3	5.3	4.7%
Career Learning (1)(2)	70.3	61.6	8.7	14.1%
Total Enrollment	187.9	173.9	14.0	8.1%
(1)	This data includes enrollments for which Stride receives no public funding or revenue.
(2)	No enrollments are included in Career Learning for Galvanize, Tech Elevator or MedCerts.

Revenue per Enrollment Data

The following table sets forth revenue per average enrollment data for students for the period indicated. If the mix of enrollments changes, our revenues will be impacted to the extent the average revenues per enrollments are significantly different.

	Three Months Ended		Change
	September 30,		2023 / 2022
	2023	2022	$	%

General Education	$2,381	$2,216	$165	7.4%
Career Learning	2,144	2,029	115	5.7%

Cash Flow and Capital Allocation

As of September 30, 2023, the Company’s cash and cash equivalents totaled $254.6 million, compared with $410.8 million reported at June 30, 2023. The decrease is largely the result of normal seasonal expenditures incurred at the start of the school year.

Capital expenditures for three months ended September 30, 2023 were $16.1 million, compared to $16.8 million the three months ended September 30, 2022, and were comprised of $1.7 million of property and equipment, $10.0 million of capitalized software development, and $4.4 million of capitalized curriculum development.

Fiscal Year 2024 Outlook

The Company is forecasting the following for the full fiscal year 2024:

  Revenue in the range of $1.96 billion to $2.03 billion.
  Capital expenditures in the range of $65.0 million to $75.0 million. Note that capital expenditures include the purchase of property and equipment, and capitalized software, and curriculum development costs as defined on our Statement of Cash Flows.
  Effective tax rate of 25% to 27%.
  Adjusted operating income in the range of $250.0 million to $275.0 million. (1)

The Company is forecasting the following for the second quarter fiscal year 2024:

  Revenue in the range of 490.0 million to $510.0 million.
  Capital expenditures in the range of $15.0 million to $18.0 million. Note that capital expenditures include the purchase of property and equipment, and capitalized software and curriculum development costs as defined on our Statement of Cash Flows.
  Adjusted operating income in the range of $80.0 million to $90.0 million. (1)
(1)

In addition to providing an outlook for revenue and capital expenditures, adjusted operating income is provided as a supplemental non-GAAP financial measure as management believes that it provides useful information to our investors. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below. Please also see Special Note on Forward Looking Statements below.

Conference Call

The Company will discuss its first quarter fiscal year 2024 financial results during a conference call scheduled for Tuesday, October 24, 2023 at 5:00 p.m. eastern time (ET).

A live webcast of the call will be available at https://events.q4inc.com/attendee/520963323. To participate in the live call, investors and analysts should dial (888) 210-2831 (domestic) or 1 (289) 514-2968 (international) and provide the conference ID number 4812941. Please access the website at least 15 minutes prior to the start of the call.

A replay of the call will be posted at https://events.q4inc.com/attendee/520963323 as soon as it is available.

About Stride Inc.

At Stride, Inc. (NYSE: LRN), we are reimagining learning—where learning is lifelong, deeply personal, and prepares learners for tomorrow. The company has transformed millions of people’s teaching and learning experiences by providing innovative, high-quality, tech-enabled education solutions, curriculums, and programs directly to students, schools, the military, and enterprises in primary, secondary, and postsecondary settings. Stride is a premier provider of K–12 education for students, schools, and districts, including career learning services through middle and high school curriculums. For adult learners, Stride delivers professional skills training in healthcare and technology, as well as staffing and talent development for Fortune 500 companies. Stride has delivered millions of courses over the past decade and serves learners in all 50 states and more than 100 countries. More information can be found at stridelearning.com, K12.com, galvanize.com, techelevator.com, and medcerts.com.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “will be,” “expects,” “plans,” “intends” and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve a sufficient level of new enrollments to sustain our business model; limitations of the enrollment data we present, which may not fully capture trends in the performance of our business; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; failure of the schools we serve or us to comply with federal, state and local regulations, resulting in a loss of funding, an obligation to repay funds previously received, or contractual remedies; governmental investigations that could result in fines, penalties, settlements, or injunctive relief; declines or variations in academic performance outcomes of the students and schools we serve as curriculum standards, testing programs and state accountability metrics evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and/or in any school in which we operate; legal and regulatory challenges from opponents of virtual public education or for-profit education companies; changes in national and local economic and business conditions and other factors, such as natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts, or a reduction in the scope of services, with schools; failure to develop the Career Learning business; entry of new competitors with superior technologies and lower prices; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; disruptions to our Internet-based learning and delivery systems, including, but not limited to, our data storage systems and third-party cloud facilities, resulting from cybersecurity attacks; misuse or unauthorized disclosure of student and personal data; and failure to prevent or mitigate a cybersecurity incident that affects our systems; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this press release is as of today’s date, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Financial Statements

The financial statements set forth below are not the complete set of Stride Inc.’s financial statements for the three months ended September 30, 2023 and are presented below without footnotes. Readers are encouraged to obtain and carefully review Stride Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, including all financial statements contained therein and the footnotes thereto, filed with the SEC, which may be retrieved from the SEC’s website at www.sec.gov or from Stride Inc.’s website at www.stridelearning.com.

STRIDE, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	September 30,
	2023	2022
	(In thousands except share and per share data)
Revenues	$480,181	$425,150
Instructional costs and services	307,293	295,501
Gross margin	172,888	129,649
Selling, general, and administrative expenses	169,568	158,368
Income (loss) from operations	3,320	(28,719)
Interest expense, net	(2,068)	(2,046)
Other income, net	5,165	1,037
Income (loss) before income taxes and loss from equity method investments	6,417	(29,728)
Income tax benefit (expense)	(1,536)	7,507
Loss from equity method investments	(3)	(451)
Net income (loss) attributable to common stockholders	$4,878	$(22,672)
Net income (loss) attributable to common stockholders per share:
Basic	$0.11	$(0.54)
Diluted	$0.11	$(0.54)
Weighted average shares used in computing per share amounts:
Basic	42,500,011	42,076,628
Diluted	42,982,385	42,076,628

STRIDE, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,
	2023	2023
		(audited)
	(In thousands except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$254,626	$410,807
Accounts receivable, net of allowance of $33,689 and $30,031	629,600	463,722
Inventories, net	21,752	36,716
Prepaid expenses	50,350	24,817
Other current assets	123,948	129,137
Total current assets	1,080,276	1,065,199
Operating lease right-of-use assets, net	64,588	69,508
Property and equipment, net	61,085	52,332
Capitalized software, net	82,046	83,465
Capitalized curriculum development costs, net	50,114	50,787
Intangible assets, net	71,755	74,771
Goodwill	246,676	246,676
Deferred tax asset	1,766	8,776
Deposits and other assets	109,339	109,152
Total assets	$1,767,645	$1,760,666
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$74,586	$48,854
Accrued liabilities	50,834	76,626
Accrued compensation and benefits	40,014	57,426
Deferred revenue	83,920	76,159
Current portion of finance lease liability	35,065	35,621
Current portion of operating lease liability	14,717	14,449
Total current liabilities	299,136	309,135
Long-term finance lease liability	29,641	21,278
Long-term operating lease liability	54,991	59,425
Long-term debt	413,452	413,035
Other long-term liabilities	11,932	10,497
Total liabilities	809,152	813,370
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $0.0001; 10,000,000 shares authorized; zero shares issued or outstanding	—	—
Common stock, par value $0.0001; 100,000,000 shares authorized; 48,681,280 and 48,339,048 shares issued; and 43,346,537 and 43,004,305 shares outstanding, respectively	4	4
Additional paid-in capital	701,799	695,480
Accumulated other comprehensive income (loss)	(35)	(35)
Retained earnings	359,207	354,329
Treasury stock of 5,334,743 shares at cost	(102,482)	(102,482)
Total stockholders’ equity	958,493	947,296
Total liabilities and stockholders' equity	$1,767,645	$1,760,666

STRIDE, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	September 30,
	2023	2022
	(In thousands)
Cash flows from operating activities
Net income (loss)	$4,878	$(22,672)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization expense	28,017	26,251
Stock-based compensation expense	8,426	5,510
Deferred income taxes	7,901	17,223
Provision for credit losses	9,350	1,503
Amortization of fees on debt	416	410
Noncash operating lease expense	4,372	3,866
Other	853	(3,918)
Changes in assets and liabilities:
Accounts receivable	(175,215)	(126,521)
Inventories, prepaid expenses, deposits and other current and long-term assets	(14,330)	(34,695)
Accounts payable	28,747	8,425
Accrued liabilities	(26,895)	(9,971)
Accrued compensation and benefits	(17,402)	(32,805)
Operating lease liability	(3,619)	(2,605)
Deferred revenue and other liabilities	9,196	26,853
Net cash used in operating activities	(135,305)	(143,146)
Cash flows from investing activities
Purchase of property and equipment	(1,694)	(913)
Capitalized software development costs	(10,041)	(9,793)
Capitalized curriculum development costs	(4,414)	(6,145)
Sale of other investments	—	60
Acquisition of assets	—	(1,409)
Other acquisitions, loans and investments, net of distributions	(166)	(213)
Proceeds from the maturity of marketable securities	40,734	12,044
Purchases of marketable securities	(31,484)	(20,126)
Net cash used in investing activities	(7,065)	(26,495)
Cash flows from financing activities
Repayments on finance lease obligations	(11,721)	(9,314)
Payments of contingent consideration	—	(7,024)
Proceeds from exercise of stock options	—	10
Repurchase of restricted stock for income tax withholding	(2,090)	(8,905)
Net cash used in financing activities	(13,811)	(25,233)
Net change in cash, cash equivalents and restricted cash	(156,181)	(194,874)
Cash, cash equivalents and restricted cash, beginning of period	410,807	389,398
Cash, cash equivalents and restricted cash, end of period	$254,626	$194,524

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP, we have presented adjusted operating income (loss), EBITDA, and adjusted EBITDA, which are not presented in accordance with GAAP.

  Adjusted operating income (loss) is defined as income (loss) from operations as adjusted for stock-based compensation and the amortization of intangible assets.
  EBITDA is defined as net income (loss) as adjusted for interest (income) expense, net; other (income) expense, net; income tax expense; (income) loss from equity method investments; and depreciation and amortization.
  Adjusted EBITDA is defined as net income (loss) as adjusted for interest (income) expense, net; other (income) expense, net; income tax expense; (income) loss from equity method investments; depreciation and amortization; and stock-based compensation
  Adjusted EBITDA and adjusted operating income (loss) exclude stock-based compensation, which consists of expenses for restricted stock, restricted stock units, and performance stock units.

Management believes that the presentation of these non-GAAP financial measures provides useful information to investors relating to our financial performance. Adjusted operating income (loss) and Adjusted EBITDA remove stock-based compensation, which is a non-cash charge that varies based on market volatility and the terms and conditions of the awards. EBITDA and Adjusted EBITDA remove depreciation and amortization, which can vary depending upon accounting methods and the book value of assets. EBITDA and Adjusted EBITDA provide a measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

Our management uses these non-GAAP financial measures:

  as additional measures of operating performance because they assist us in comparing our performance on a consistent basis; and
  in presentations to the members of our Board of Directors to enable our Board to review the same measures used by management to compare our current operating results with corresponding prior periods.

Other companies may define these non-GAAP financial measures differently and, as a result, our use of these non-GAAP financial measures may not be directly comparable to similar non-GAAP financial measures used by other companies. Although we use these non-GAAP financial measures to assess the performance of our business, the use of non-GAAP financial measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP financial measure.

These non-GAAP financial measures should be considered in addition to, and not as a substitute for, revenues, income (loss) from operations, net income (loss) and net income (loss) per share or other related financial information prepared in accordance with GAAP. Adjusted EBITDA is not intended to be a measure of liquidity. You are cautioned not to place undue reliance on these non-GAAP financial measures.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

First Quarter Fiscal Year 2024 Reconciliation of Income (Loss) from Operations to Adjusted Operating Income (Loss)

	Three Months Ended
	September 30,
	2023	2022
	(In thousands)
Income (loss) from operations	$3,320	$(28,719)
Amortization of intangible assets	3,015	3,289
Stock-based compensation expense	8,426	5,510
Adjusted operating income (loss)	14,761	(19,920)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,
	2023	2022
	(In thousands)
Net income (loss)	$4,878	$(22,672)
Interest (income) expense, net	2,068	2,046
Other (income) expense, net	(5,165)	(1,037)
Income tax (benefit) expense	1,536	(7,507)
(Income) loss from equity method investments	3	451
Depreciation and amortization	28,017	26,251
EBITDA	31,337	(2,468)
Stock-based compensation expense	8,426	5,510
Adjusted EBITDA	$39,763	$3,042

Fiscal Year 2024 Outlook Reconciliation of Income from Operations to Adjusted Operating Income (unaudited)

	Three Months Ended December 31, 2023		Year Ended June 30, 2024
	Low	High	Low	High
	(In millions)
Income from operations	$70.5	$79.0	$210.5	$228.5
Stock-based compensation expense	6.5	7.5	28.0	33.0
Amortization of intangible assets	3.0	3.5	11.5	13.5
Adjusted operating income	$80.0	$90.0	$250.0	$275.0

Contacts

Investor Contact
Timothy Casey
Vice President, Investor Relations
Stride, Inc.
tcasey@k12.com